Exhibit 3.45
BYLAWS OF
VOCA CORPORATION OF
WASHINGTON, D.C.
ARTICLE I
OFFICES
     Section 1. Registered Office. The registered office of the Corporation shall be at the office of the registered agent, in the District of Columbia, as named in the Articles of Incorporation or in any subsequent statement filed pursuant to D.C. Code Section 29-311 (1981 ed.).
     Section 2. Additional Offices. The Corporation may also have offices at such other places, both within and without the District of Columbia, as the Board of Directors may from time to time determine or as the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     Section 1. Time and Place. A meeting of stockholders for any purpose may be held at such time and place, within or without the District of Columbia, as the Board of Directors may fix from time to time and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     Section 2. Annual Meeting. The annual meeting of the shareholders shall be held at such time, place and on such date as the Board of Directors shall designate and as stated in the notice of the meeting, said date to be no later than six months following the end of the Corporation’s fiscal year. The purpose of such meeting shall be the election of directors and the transaction of such other business as may properly come before it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be practicable. Failure to hold the annual meeting at or within the designated time, or to elect directors at or within such time, shall not work forfeiture or a dissolution of the Corporation, and shall not otherwise affect valid corporate acts.
     Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board, if any, the President, the Secretary, the Board of Directors or the holders of one-fifth (1/5) or more of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at any such meeting.
     Section 4. Notices of Annual and Special Meetings. Except as otherwise provided by law, the Articles of Incorporation or as otherwise set forth herein, written notice of any annual or special meeting of stockholders, stating the place, date and time thereof and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 50 days prior to the meeting. Notice of any meeting of stockholders (whether annual or special) to vote upon a plan of merger or consolidation to which the Corporation is to be a party shall be given to each stockholder entitled to vote at such meeting not less than 20 nor more than 50 days prior to such meeting.
     Section 5. Presiding Officer; Order of Business.
          (a) Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or, if he is not present (or, if there is none), by the President, or, if he is not present, by such person who may have been chosen by the Board of Directors, or, if none of such persons is present, by chairman to be chosen by the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy. The Secretary of the Corporation, or, if he is not present, an Assistant Secretary, or, if he is not present, such person as may be chosen by the Board of Directors, shall act as secretary of meetings of stockholders, or, if none of such persons is present, the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy shall choose any person to act as secretary of the meeting.
          (b) The following order of business, unless otherwise ordered at the meeting by the chairman thereof, shall be observed as far as practicable and consistent with the purposes of the meeting:
1.	Call of the meeting to order.

2.	Presentation of proof of mailing of the notice of the meeting and, if the meeting is a special meeting, the call thereof.

3.	Presentation of proxies.

4.	Announcement that a quorum is present.

5.	Reading and approval of the minutes of the previous meeting.

6.	Reports, if any, of officers.

7.	Election of directors, if the meeting is an annual meeting or a meeting called for that purpose.

8.	Consideration of the specific purpose or purposes for which the meeting has been called (other than the election of directors), if the meeting is a special meeting.

9.	Transaction of such other business as may properly come before the meeting.

10.	Adjournment.
     Section 6. Quorum; Adjournments. The holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote, present in person or represented by proxy, shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders, except as otherwise provided by law or in the Articles of Incorporation. If, however, a quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a quorum shall be present or represented. Even if a quorum shall be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time for good cause, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a date which is not more than 30 days after the date of the original meeting. At any such adjourned meeting, at which a quorum shall be present in person or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.
     Section 7. Voting.
          (a) At any meeting of stockholders, every stockholder hawing the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Articles of Incorporation, each stockholder of record shall be entitled to one vote on each matter submitted to a vote for each share of capital stock registered in his name on the books of the Corporation.
          (b) All elections shall be determined by plurality vote, and except as otherwise provided by law or the Articles of Incorporation, all other matters shall be determined by a vote of a majority of the shares present yin person or represented by proxy and voting on such other matters.
     Section 8. Action by Consent. Any action required or permitted: by law or the Articles of Incorporation to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth. the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof. Such written consent shall be filed with the minutes of meetings of stockholders.
ARTICLE III
DIRECTORS

     Section 1. General Powers; Number; Tenure. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts and things which are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or performed by the stockholders. The number of directors of the Corporation which shall constitute the whole board shall be not less than three. The first board shall consist of four directors; thereafter, within the limits above specified, the number of directors shall be determined by the stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until the next succeeding annual meeting of the stockholders or until his successor shall have been elected and qualified. Directors need not be stockholders or residents of the District of Columbia.
     Section 2. Vacancies. Except as otherwise provided by the Articles of Incorporation, any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors, may be filled by a majority vote in the remaining directors, although less than a quorum. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting of stockholders or at a special meeting of stockholders called for such purpose. Each director so chosen shall hold office until the expiration of the term of his predecessor in office. If there are no directors in office, any officer or stockholder may call a special meeting of stockholders in accordance with the provisions of the Articles of Incorporation or these Bylaws, at which meeting such vacancies shall be filled.
     Section 3. Removal; Resignation.
          (a) Except as otherwise provided by law or the Articles of Incorporation, at a special meeting of stockholders called expressly for that purpose, any director may be removed, with or without cause, by a vote of stockholders holding a majority of the shares entitled to vote at an election of directors.
          (b) Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, if any, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer It shall not be necessary for a resignation to be accepted before it becomes effective.
     Section 4. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the District of Columbia as may be provided by resolution adopted by a majority of the Board of Directors.
     Section 5. Annual Meeting. The annual meeting of each newly-elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly-elected directors in order legally to constitute the meeting provided a quorum shall be present.

     Section 6. Regular Meetings. Additional regular meetings of the Board of Directors may be held without notice, at such time and place as may from time to time be determined by the Board of Directors.
     Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or President on at least 2 days notice to each director, if such notice is delivered personally or sent by telegram, or on at least 3 days notice if sent by mail. Special meetings shall be called by the Chairman of the Board, if any, President or Secretary in like manner and on like notice on the written request of one or more directors then in office. Any such notice need not state the purpose or purposes of such meeting except as provided in Article XI.
     Section 8. Quorum; Adjournments. Except as may be otherwise specifically provided by law or the Articles of Incorporation, at all meetings of the Board of Directors, a majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 9. Compensation. Directors shall be entitled to such compensation for their services as directors, officers or otherwise and to such reimbursement for any reasonable expenses incurred in attending directors’ meetings as may from time to time be fixed by the affirmative vote of a majority of the directors then in office, irrespective of any personal interest of any director. The compensation of directors may be on such basis as is determined by the Board of Directors. Any director may waive compensation for any meeting.
     Section 10. Action by Consent. Any action required or permitted to be taken. at any meeting of the Board of Directors may be taken without a meeting if a written consent setting forth the action so to be taken shall be signed by all members of the Board of Directors. Such written consent shall be filed with the minutes of its proceedings.
     Section 11. Meeting By Conference Telephone. The directors may participate in a meeting of the board of directors, or any committee thereof, by means of a conference telephone or similar communications equipment by which all persons participating in the meeting are able to hear one another, and such participation shall constitute presence in person at the meeting.
ARTICLE IV
COMMITTEES
     Section 1. Executive Committee. The Board of Directors may, by resolution adopted by a majority of the number of directors fixed by these Bylaws, designate 2 or more directors to constitute an Executive Committee, one of whom shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his term as a director, or his earlier resignation, unless sooner removed a member or a director.
     Section 2. Powers. The Executive Committee shall have and may exercise, to the extent provided in the resolution specified in Section 1 of Article IV, all of the rights, powers and authority of the Board of Directors.
     Section 3. Procedure; Meetings. The Executive Committee may fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of the Executive Committee shall provide. The Executive Committee shall keep regular minutes of its meetings and deliver such minutes to the Board of Directors.
     The Chairman of the Executive Committee, or, in his absence, a member of the Executive Committee chosen by a majority of the members present, shall preside at meetings of the Executive Committee, and another member thereof chosen by the Executive Committee shall act as Secretary of the Executive Committee.
     Section 4. Quorum. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members thereof shall be required for any action of the Executive Committee.
     Section 5. Other Committees. The Board of Directors, by resolutions adopted by a majority of the directors at a meeting at which a quorum is present, may appoint such other committee or committees as it shall deem advisable and with such limited authority as the Board of Directors shall prescribe.
     Section 6. Vacancies; Changes; Discharge. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.
     Section 7. Compensation. Members of any committee shall be entitled to such compensation for their services as members of any such committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the affirmative vote of a majority of the directors then in office. Any member may waive compensation for any meeting.
     Section 8. Action by Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent setting forth the action so to be taken shall be signed by all members of such committee. Such written consent shall be filed with the minutes of the proceedings.
ARTICLE V
NOTICES
     Section 1. Form; Delivery. Whenever, under the provisions of law, the Articles of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notices shall be deemed to be given at the time they are deposited in the United States mail addressed as aforesaid with postage thereon prepaid. Notice to a director or stockholder may also be given personally or by telegram sent to his address as it appears on the records of the Corporation.
     Section 2. Waiver; Effect of Attendance. Whenever any notice is required to be given under the provisions of law, the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. In addition, any stockholder who attends a meeting of stockholders in person, or is represented at such meeting by proxy, or any director who attends a meeting of the Board of Directors, or any member of a committee who attends a meeting of such committee, shall — be deemed to have had timely and proper notice of the meeting, unless such stockholder (or his proxy), director or committee member attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE VI
OFFICERS
     Section 1. Designations. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, other Vice Presidents, one or more Assistant Secretaries and/or Assistant Treasurers and other officers and/or agents as it shall deem necessary or appropriate. The election or appointment of any officer of the Corporation shall not of itself create contract rights for any such officer. All officers of the Corporation shall exercise such powers and perform such duties as may be provided in these Bylaws or as shall from time to time be determined by resolution of the Board of Directors not inconsistent with these Bylaws. Any 2 or more offices may be held by the same person except the offices of President and Secretary.
     Section 2. Term of Office; Removal. The Board of Directors at its annual meeting after each annual meeting of stockholders shall choose a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, other Vice Presidents, one or more Assistant Secretaries and/or Assistant Treasurers, and such other officers and agents as it shall deem necessary or appropriate. Each officer of the Corporation shall hold office until his successor is chosen and shall qualify. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby. Such removal shall not prejudice the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation may be filled for the unexposed portion of the term by the Board of Directors.
     Section 3. Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

     Section 4. The Chairman of the Board. The Chairman of the Board (if the Board of Directors so deems advisable and selects one) shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as may be assigned to him from time to time by the Board. He shall, if present, preside at all meetings of stockholders and of the Board of Directors.
     Section 5. The President.
          (a) The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents. In general, he shall perform all duties incident to the office of President and shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition to and not in limitation of the foregoing, the President shall be empowered to authorize any change of the registered office or registered agent (or both) of the Corporation in the District of Columbia.
          (b) Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.
     Section 6. The Vice President. The vice President (or in the event there be more than one, the vice Presidents in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his disability, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.
     Section 7. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other committees, if required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose supervision he shall act. He shall have custody of the seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his signature.

     Section 8. The Assistant Secretary. The Assistant Secretary, if any (or in the event there be more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), shall in the absence of the Secretary or in the event of his disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.
     Section 9. The Treasurer. The Treasurer shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors by taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, at regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.
     Section 10. The Assistant Treasurer. The Assistant Treasurer, if any (or in the event there shall be more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Treasurer or in the event of his disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.
ARTICLE VII
INDEMNIFICATION OF CERTAIN PERSONS
     Section 1. Power to Indemnify. The Corporation shall have the power to indemnify any person who was or is a director or officer of the Corporation and who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid. in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be. in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. The foregoing shall not apply to matters as to which any such person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.
     Section 2. Mandatory Indemnification. To the extent that any person specified in Section 1 of this Article has been successful on the merits or otherwise in the defense of any such. action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
     Section 3. Determination of Indemnification. Any indemnification under Section 1 of this Article (and, as to which, Section 2 of this Article is not applicable) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the appropriate person is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 of this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.
ARTICLE VIII
STOCK CERTIFICATES
     Section 1. Form; Signatures.
          (a) Every holder of fully-paid capital stock of the Corporation shall be entitled to have a certificate, signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, exhibiting on the face thereof the number and class (and series, if any) of shares owned by him. Each certificate representing stock in the Corporation shall also state upon the face thereof the name of the person to whom it is issued and that the Corporation is organized under the laws of the District of Columbia. Each such certificate shall be sealed with the seal of the Corporation or a facsimile thereof. In case any officer who has signed or whose facsimile signature was placed on a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue.
          (b) All stock certificates representing shares of capital. stock which are subject to restrictions on transfer or to other restrictions shall have imprinted thereon such notation to such effect as may be determined by the Board of Directors.
     Section 2. Registration of Transfer. Except as otherwise provided by law, upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.
     Section 3. Registered Stockholders.
          (a) Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions and to vote as such owner, and to hold liable for calls and assessments a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.
          (b) If a stockholder desires that notices and/or dividends shall be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation, such stockholder shall have the duty to notify the Corporation in writing of such desire. Such written notice shall specify the alternate name or address to be used.
     Section 4. Record Date. In order that the Corporation may determine the stockholders of record who are entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution, or to make a determination of the stockholders of record for any other proper purpose, the Board of Directors may, in advance, fix a date as the record date for any such determination. Such date shall not be more than 50 days before the date of any such meeting, nor more than 50 days prior to the date of any other action. For the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders, such date shall not be less than 10 days immediately preceding such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting taken pursuant to Section 6 of Article II; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 5. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stole nor destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.
ARTICLE IX
AFFILIATED TRANSACTIONS AND INTERESTED DIRECTORS
     Section 1. Affiliated Transactions. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or. officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:
          (a) The material facts as to his relationship or interest and as to the contract or transactions are disclosed or are known to the Board of Directors or the committee, and. the

Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
          (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
          (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.
     Section 2. Determining Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes any contract or transaction specified in Section 1 of Article IX.
ARTICLE X

GENERAL PROVISIONS
     Section 1. Dividends. Except as otherwise provided bylaw and subject to the provisions of the Articles of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any annual, regular or special meeting and may be paid in cash, in property or in shares of the Corporation’s capital stock.
     Section 2. Reserves. The Board of Directors shall have full power, subject to the provisions of law and the Articles of Incorporation, to determine whether any, and, if so, what part of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation. The Board of Directors, in its sole discretion, may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and may from time to time increase, diminish or vary such fund or funds.
     Section 3. Fiscal Year. The fiscal year of the Corporation shall be as determined from time to time by the Board of Directors. The initial fiscal year of the Corporation shall be July 1 to June 30.
     Section 4. Seal. The corporate seal shall have inscribed hereon the name of the Corporation, the year of its incorporation and. the words “Corporate Seal” and “District of Columbia.”
ARTICLE XI

AMENDMENTS
     Subject to the provisions of the Articles of Incorporation, the Board of Directors shall have the power to make, alter, amend and repeal these Bylaws, and to adopt new bylaws, by an affirmative vote of a majority of the directors then in office, provided that notice of the proposal to make, alter, amend or repeal these Bylaws, or to adopt new bylaws, must be included in the notice of the meeting of the Board of Directors at which such action takes place.